Exhibit 10.2

FIRST COMMONWEALTH FINANCIAL CORPORATION

NON-QUALIFIED DEFERRED COMPENSATION PLAN

As Amended and Restated

Effective as of January 1, 2012

THIS PLAN, is amended and restated as of the 1st day of January, 2012.

WITNESSETH

RECITALS

The First Commonwealth Financial Corporation Supplemental Executive Retirement Plan (the “Plan”) was originally adopted as of January 1, 1998, by First Commonwealth Financial Corporation, a bank holding company organized and existing under the laws of the Commonwealth of Pennsylvania (the “Employer”) for certain Executive Employees (as defined herein) of the Employer.

WHEREAS, pursuant to the authority reserved in Section 11.1 of the Plan, the Plan has been amended from time to time to incorporate changes that have been deemed appropriate; and

WHEREAS, the Plan was most recently amended and restated effective as of January 1, 2008 as a result of application of certain provisions of Internal Revenue Code Section 409A which generally became effective as of January 1, 2009; and

WHEREAS, the Plan was amended as of April 9, 2009 and again as of January 1, 2010, in certain respects and there are certain other changes that have been approved to be made to the Plan effective as of January 1, 2012, which have resulted in the decision to amend and restate the Plan as of that date.

Accordingly, the Plan, as amended and restated, is hereby adopted.

TABLE OF CONTENTS

ARTICLE	TITLE		PAGE

I	DEFINITIONS		1

II	INTRODUCTION AND PURPOSE		6

	2.1	Introduction	6
	2.2	Purpose	6

III	PARTICIPATION		7

	3.1	Participation	7
	3.2	Termination of Employment	7

IV	CONTRIBUTIONS AND ALLOCATIONS		8

	4.1	Salary Reduction (Elective) Contributions	8
	4.2	Non-Elective Contributions.	8
	4.3	Termination of Employment During Year	9

V	VESTING		10

	5.1	Vesting in Salary Reduction (Elective) Contributions	10
	5.2	Vesting in Non-Elective Contributions	10

VI	INVESTMENTS AND VALUATIONS		11

	6.1	Investment of Participant’s Aggregate Account	11
	6.2	Adjustment of Investment Earnings	11
	6.3	Valuation of the Investment Funds	11
	6.4	Right to Change Procedures	12
	6.5	Statement of Accounts	12

VII	DETERMINATION AND DISTRIBUTION OF BENEFITS		13

	7.1	Distribution Events	13
	7.2	Distribution Forms for Executive Employees who were Plan Participants on or before January 1, 2011	14
	7.2A	Distribution Forms for Executive Employees who become Plan Participants on or after January 1, 2012	16
	7.3	Distribution Timing for Executive Employees who were Plan Participants on or before January 1, 2011	16
	7.3A	Distribution Timing for Executive Employees who become Plan Participants on or after January 1, 2012	16
	7.4	Distribution Elections for Post-December 31, 2007 Salary Deferrals and FCFC Contributions for Executive Employees who were Plan Participants on or before January 1, 2011	16

	7.5	Post-December 31, 2007 Installments Payments Considered Separate Payments	17
	7.6	Making of Distribution	17

VIII	BENEFICIARIES; PARTICIPANT DATA		18

	8.1	Beneficiary Designations	18
	8.2	Communications	18

IX	ADMINISTRATION		19

	9.1	Powers and Responsibilities of Administrator	19
	9.2	Plan Sponsor	19
	9.3	Powers and Responsibilities of Committee	19
	9.4	Claims Procedure	19

X	TRUST FUND		21

	10.1	Establishment of Trust	21
	10.2	Right of Assignment and Transfer of Interest	21
	10.3	Unfunded Nature of Plan	21

XI	AMENDMENT AND TERMINATION		22

	11.1	Amendment	22
	11.2	Termination of Plan	22

XII	MISCELLANEOUS		23

	12.1	Limitation of Rights	23
	12.2	Headings	23
	12.3	Gender and Number	23
	12.4	Governing Law	23

ARTICLE I

DEFINITIONS

As used in this Plan, the following words and phrases shall have the meaning set forth below, unless a different meaning is clearly required by the context:

1.1	“Act” means the Employee Retirement Income Security Act of 1974 (P.L. 93-406, 29 USC § 1001 et seq), as the same maybe amended from time to time.

1.2	“Administrator” means the Employer.

1.3	“Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of that Participant.

1.4	“Anniversary Date” means December 31, 2012 and each thirty-first day of December thereafter.

1.5	“Basic 401(k) Plan” means the First Commonwealth Financial Corporation 401(k) Retirement Savings and Investment Plan, as amended from time to time.

1.6	“Beneficiary” means the person to whom, or the entity to which, a share of a deceased Participant’s interest in the Plan is payable.

1.7	“Board of Directors” means the Board of Directors of the Employer.

1.8	“Change of Control” means any person or group of persons acting in concert (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission promulgated hereunder) who shall acquire legal or beneficial ownership interest, or voting rights, in twenty-five percent (25%) or more of the common voting stock of the Employer and a Participant is separated from service with the Employer as a result of the Change of Control.

1.9	“Committee” means the Compensation and Human Resources Committee of the Board of Directors of the Employer, as the same shall from time to time be constituted.

1.10	“Compensation” on or after April 9, 2009, with respect to any Participant, means such Participant’s base compensation paid to him during the Plan Year excluding overtime pay, bonuses, commissions and incentive pay, income realized on or after January 1, 2012, from becoming vested in restricted stock awards, any non-qualified deferred compensation, income from exercise of stock options, separation pay, early retirement pay, any reimbursement or other expense allowances and other taxable fringe benefits.

1.11	“Code” means the Internal Revenue Code of 1986 (26 USC), as amended from time to time.

1.12	“Deferred Compensation” means that portion of a Participant’s remuneration which he would have been entitled to receive in cash during a calendar year but for a Salary Reduction Agreement between such Participant and the Employer.

1.13	“Effective Date” means the first day of January, 2012. The original effective date of the Plan was January 1, 1998.

1.14	“Elective Contribution” means the Employer’s contributions to this Plan that are made pursuant to the Participant’s deferral election in accordance with Section 4.1 hereof.

1.15	“Employee” means any person employed by the Employer or of any subsidiaries or affiliates of which the Employer shall own a fifty percent (50%) or greater capital interest, but shall not include consultants, directors who are not also employed by the Employer and other persons not employed by the Employer.

1.16	“Employer” means First Commonwealth Financial Corporation, a bank holding company, and any successor or successors thereto.

1.17	“ESOP” means the First Commonwealth Financial Corporation Employee Stock Ownership Plan, as amended from time to time.

1.18	“Executive Employee” means an Employee who is a member of the Employer’s select group of management or highly compensated employees within the meaning of Section 201(2) of the Act (29 USC § 1051(2)).

1.19	“Fiduciary” means any person who, or entity which, (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and the Administrator.

1.20	“Forfeiture” means that portion of a Participant’s Account that is not Vested, and occurs on the same date that a forfeiture would occur for the Participant under Basic 401(k) Plan.

1.21	“Former Participant” means a person who has once been a Participant hereunder but who is no longer an Employee and whose Vested Aggregate Account has not yet been fully distributed to him.

1.22	“Investment Funds” means the various investment funds established and maintained under the Trust which shall be identical, (to the extent possible), or similar to those maintained under the Basic 401(k) Plan. To the extent a stable value fund is used as an investment option, the applicable rules under that fund for transferring out of such investment option shall apply to all monies invested therein.

1.23	“Labor Regulations” means the regulations of the United States Department of Labor (29 CFR), and as amended periodically.

1.24	“Non-Elective Contribution” means a contribution made by the Employer on behalf of a Participant other than an Elective Contribution.

1.25	“Participant” means any Executive Employee who participates in this Plan.

1.26	“Participant’s Aggregate Account” means the sum of a Participant’s Elective Account and the Participant’s Non-Elective Account.

1.27	“Participant’s Elective Account” means the account established and maintained by the Administrator for each Participant with respect to his interest in the Plan resulting from his Elective Contributions.

1.28	“Participant’s Non-Elective Account” means the account established and maintained by the Administrator for each Participant with respect to his interest in the Plan resulting from his Non-Elective Contributions.

1.29	“Plan” means the First Commonwealth Financial Corporation Non-Qualified Deferred Compensation Plan as contained herein or as subsequently amended and/or restated.

1.30(a)	“Plan Compensation” for certain Participants as of January 1, 2011,and for certain Executive Employees who become Participants on or after January 1, 2012, whose Compensation for any calendar year is in excess of the amount permitted to be recognized for that calendar year under the Basic 401(k) Plan and ESOP because of the requirements of Section 401(a) (17) of the Code, means a Participant’s Compensation for each calendar year in excess of the amount permitted to be recognized for that calendar year, under the Basic Plan 401(k) Plan and ESOP because of the requirements of Section 401(a)(17) of the Code.

1.30(b)	“Plan Compensation” for certain Participants as of January 1, 2011, and for certain Executive Employees who become Participants on or after January 1, 2012, whose Compensation for any calendar year on or after January 1, 2012, is at least $110,000 but not in excess of the amount permitted to be recognized for that calendar year under the Basic 401(k) Plan and ESOP because of the requirements of Section 401(a)(17) of the Code, means a Participant’s Compensation for a calendar year of at least $110,000 but not in excess of the amount permitted to be recognized for that calendar year under the Basic 401(k) Plan and ESOP because of the requirements of Section 401(a) (17) of the Code.

1.31	“Plan Year” means each calendar year commencing with the 2012 calendar year.

1.32	“Retirement Date” means the date on which a Participant can retire normally in accordance with the provisions of the Basic 401(k) Plan.

1.33	“Salary Reduction Agreement” means an agreement between a Participant and the Employer, or, if applicable, with the subsidiary or affiliate employing the Participant, pursuant to which such Participant’s Compensation shall be reduced and he shall be entitled to Deferred Compensation pursuant to Section 4.1 hereof.

1.34

“Specified Employee” means a Participant who is a key employee as described in Code Section 416(i)(I)(A) with W-2 earnings for any calendar year of at least $165,000 (subject possible cost-of-living adjustment). A Participant will not be considered a Specified Employee unless any stock of First Commonwealth Financial Corporation is publicly traded on an established securities market or otherwise and the Participant is a Specified Employee on the date of his/her termination of employment. If a Participant is a Specified Employee at any time during the 12 months ending on the Specified Employee identification date, the Participant is a Specified Employee for the twelve month period commencing on the Specified Employee effective date. The Specified Employee identification date is December 31. The Specified Employee effective date is the April 1st following the Specified Employee identification date. First Commonwealth Financial Corporation will determine whether the Employer has publicly traded stock as of the date of the Participant’s termination of employment.

1.35	“Total Disability” means (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) the Participant is determined to be totally disable by the Social Security Administration, or (c) the Participant is determined to be disable in accordance with the long term disability program sponsored by FCFC.

1.36	“Treasury Regulation” means the income tax regulations as promulgated by the Secretary of the Treasury or his delegate (26 CFR), and as amended periodically.

1.37	“Trust Administrative Committee” means the Trust Administrative Committee of the Trustee which shall have the authority to review, approve and modify Participant requests for changes in the allocation of investments under the Plan with respect to a Participant’s Elective Account and Non-Elective Account.

1.38	“Trust Agreement” means that certain Agreement and Declaration of Trust made and entered into as of a given date with the Plan by and between the Employer, as settlor, and the Trustee used for funding the benefits accrued hereunder, and any amendments, substitutions or recodifications thereto.

1.39	“Trust Fund” means the assets held in trust by the Trustee from time to time pursuant to the Trust Agreement.

1.40	“Trustee” means First Commonwealth Bank-Trust Division and any successor or successors thereto.

1.41

“Unforeseen Emergency” means a severe financial hardship resulting from an illness or accident of the Participant or the Participant is dependent (as defined in Section 152 of the Internal Revenue Code), loss of the Participant or the Participant’s beneficiaries property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary or unforeseeable circumstances arising as a result of events beyond the Participant’s control. For example, the imminent foreclosure of or eviction from the Participant or the Participant’s beneficiaries primary residence may constitute an unforeseeable emergency. In addition, the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication, may constitute an unforeseeable emergency. Finally, the need to pay for the funeral expense of a spouse, or a dependent (as defined in Section 152 of the Internal Revenue Code) may also constitute an unforeseeable emergency. Whether the Participant or the Participant’s beneficiary is faced with any unforeseeable emergency permitting a distribution is to be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of unforeseeable emergency may not be made to the extent that such emergency is or may be relieved through reimbursement of compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan.

Distributions because of an unforeseeable emergency must be limited to the amount reasonable necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, State, Local, or foreign income taxes or penalties reasonably anticipated to result from the distribution).

Determination of amounts reasonably necessary to satisfy the emergency need must take into account any additional compensation that is available because the Plan provides for cancellation of a Salary Deferral election upon a payment due to an unforeseeable emergency.

1.42	“Valuation Date” means each day during the year in which the New York Stock Exchange is open for trading.

1.43	“Vested” means the non-forfeitable portion of any account maintained on behalf of a Participant.

1.44	“Year of Service” means any calendar year of employment with the Employer in which an Executive Employee completes at least 1,000 Hours of Service.

ARTICLE II

INTRODUCTION AND PURPOSE

2.1	Introduction

This Plan was originally adopted as of January 1, 1998, and was amended and restated initially as of January 1, 2003. The Plan was amended and restated as of January 1, 2008 to comply with applicable provisions of Internal Revenue Code 409A. It is being amended and restated again as of January 1, 2012, to incorporate changes made as of April 9, 2009 and January 1, 2010, as well as certain other changes to be effective as of January 1, 2012. Notwithstanding anything to the contrary, above, the provisions of the Plan that were in effect as of December 31, 2004 for those Executive Employees who were Participants on that date shall continue to apply for that portion of their Aggregate Account that was attributable to Participant Elective Contributions and Non-Elective Contributions made through that date as well as earnings on such contributions.

The Plan continues to constitute “a plan which is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Section 201(2) of the Act (29 USC § 1051(2)) and the Labor Regulations applicable thereto. Accordingly, it shall be exempt from Parts 2 and 3 of Title I of the Act and shall be subject to simplified reporting and disclosure under Part 1 of Title I of the Act as provided by the applicable Labor Regulations.

2.2	Purpose

The purpose of this Plan continues to be to restore some of the equity to Participants as compared with other Employees that would otherwise be lost under certain provisions of the Basic 401(k) Plan and the ESOP that have been incorporated in those two latter instruments in order to meet specific legal requirements, such as:

a. The maximum compensation restrictions contained at Section 401(a)(17) of the Code.

b. The Actual Deferral Percentage restrictions contained at Section 401(k)(3)(ii) of the Code.

c. The Actual Contribution Percentage restrictions contained at Section 401(m)(2)(A) of the Code.

d. The maximum contribution and forfeiture restrictions contained at Section 415 of the Code.

e. The maximum salary reduction deferral restrictions contained at Section 402(g) of the Code.

ARTICLE III

PARTICIPATION

3.1	Participation

An Executive Employee will be eligible for participation in the Plan if his/her total annual or annualized applicable Plan Compensation for a calendar year is at least the amount specified in Section 1.30(b).

3.2	Termination Of Employment

A Participant who ceases being an Employee shall cease being a Participant hereunder and shall thereupon become a Former Participant. If such a Former Participant shall thereafter again become an Employee, he shall not automatically again become a Participant, but shall become a Participant again if, and only if, his/her total annual or annualized applicable Plan Compensation for a calendar year is at least the amount specified in Section 1.30(b) and he elects to make Salary Reduction (Elective) Contributions pursuant to Section 4.1.

ARTICLE IV

CONTRIBUTIONS AND ALLOCATIONS

4.1	Salary Reduction (Elective) Contributions

Any Participant who is a Participant on the first day of a Plan Year may enter into a Salary Reduction Agreement with the Employer, or if applicable, with the subsidiary or affiliate employing the Participant, but in any event is not required to enter into such an agreement, pursuant to which the Participant’s applicable Plan Compensation (either Section 1.30(a) or Section 1.30(b) Plan Compensation) shall be reduced by the percentage that such Participant elects, not less than one percent (1%) nor more than twenty-five percent (25%), in whole integer percentages, such amount to constitute the Participant’s Deferred Compensation. For the purpose of assisting the Employer and the Administrator in recording the amount of Deferred Compensation, and for providing additional assurance to the Participant of his rights thereto under certain circumstances, all as provided herein and in the Trust Agreement, the Employer shall make an Elective Contribution on behalf of each such Participant, equal to the Participant’s elected Deferred Compensation for the Plan Year, in the manner provided by the next sentence hereto. The amount of such Elective Contribution, as calculated at the beginning of each Plan Year, shall be conveyed and transferred to the Trustee in as level an amount as possible over the number of paychecks in that Plan Year to be held in trust for the benefit of the Participant, but subject in any event to the interest of the creditors of the Employer under certain circumstances, as provided in the Trust Agreement.

Any such election shall be made prior to the first day of the applicable Plan Year and shall thereafter be irrevocable with respect to that Plan Year, but may be modified or revoked as it pertains to any future Plan Year. The Employer, or if applicable, the subsidiary or affiliate employing the Participant, shall thereupon cause the Participant’s applicable Plan Compensation (either Section 1.30(a) or Section 1.30(b) Plan Compensation) to be reduced in an amount equal to his Deferred Compensation for the Plan Year pursuant to such election, in as level an amount as possible over the number of paychecks in that Plan Year.

Notwithstanding anything to the contrary above, if an Executive Employee becomes initially eligible to participate during a Plan Year, he may elect to enter into a Salary Reduction Agreement with the Employer for that initial Plan Year by reducing applicable Plan Compensation (either Section 1.30(a) or Section 1.30(b) Plan Compensation) by any whole percentage necessary, if applicable, to achieve a salary deferral equal to twenty-five percent (25%) of the applicable Plan Compensation for such Plan Year, provided such Salary Reduction Agreement is effective no sooner than thirty (30) days after it is completed and returned to the Employer. Such election shall constitute the Participant’s Deferred Compensation for the initial Plan Year and shall thereafter be irrevocable with respect to that Plan Year.

4.2	Non-Elective Contributions

There shall be no Non-Elective Contributions made to the Plan by the Employer on or after April 9, 2009, (or the pay period ending which includes April 9, 2009).

4.3	Termination of Employment During Year

If a Participant shall terminate his employment during a Plan Year, all contributions, Elective and Non-Elective, shall cease after the last paycheck received by the Participant as a result of such termination of employment.

ARTICLE V

VESTING

5.1	Vesting in Salary Reduction (Elective) Contributions

A Participant is always 100% vested in Salary Reduction (Elective) Contributions.

5.2	Vesting in Non-Elective Contributions

A Participant will be vested in Non-Elective Contributions in accordance with the following:

•	100% immediate vesting in any 3% of Plan Compensation automatic contribution made on or before April 9, 2009

•

Vesting in any Employer matching contributions made on or before April 9, 2009, upon completion of three (3) Years of Service and any end of the year automatic contributions made on or before April 9, 2009, upon completion of five (5) Years of Service.

ARTICLE VI

INVESTMENTS AND VALUATIONS

6.1	Investment of Participant’s Aggregate Account

All contributions and earnings therein which are held in a Participant’s Elective Account or Non-Elective Account (which, in the aggregate, shall constitute a Participant’s Aggregate Account) shall be invested in the Investment Funds maintained under the Trust. The Participant will be consulted with respect to the investment of his or her Participant’s Aggregate Account. However, the Trust Administrative Committee reserves the right, in its sole discretion, to invest the Participant’s Aggregate Account as it deems best.

6.2	Adjustment for Investment Earnings

The amounts credited to a Participant’s Aggregate Account shall be credited or debited with a proportionate share of any gains or losses resulting from the Investment Funds from time to time in accordance with uniform procedures established by the Trust Administrative Committee to reflect the values of an investment equal to the proportionate share of the Participant’s Aggregate Account balance in an Investment Fund. The Investment Funds available may be added or eliminated from time to time by the Trust Administrative Committee, with the approval of the Trustee; provided however, that the Trust Administrative Committee may not retroactively eliminate any Investment Fund.

A Participant may express his or her desire to the Investment Fund(s) to be used with respect to his or her Elective Contributions and Non-Elective Contributions in multiplies of 1%. A written investment expression may be delivered to the Trust Administrative Committee on the date that he or she commences participation in the Plan. The Participant may change his or her Investment Fund(s) expression with respect to future Elective Contributions and Non-Elective Contributions and/or with respect to amounts previously credited to the Participant’s Aggregate Account, by notifying the Trust Administrative Committee or its designee. A revised investment expression may be made by a Participant in writing at any time and shall be effective on a designated Valuation Date following the Trust Administrative Committee meeting at which such investment expression is considered.

Notwithstanding anything to the contrary above, if a Participant does not make an investment expression, the Trust Administrative Committee will invest all of the Participant’s Aggregate Account in the Federated Prime Obligations Fund.

6.3	Valuation of the Investment Funds

The Investment Funds shall be valued daily. On each calendar quarter Valuation Date as provided in Section 6.5, there shall be allocated to the Aggregate Account of each Participant his proportionate share of the increase or decrease in the fair market value of his Aggregate Account in each of the Investment Funds. In addition, whenever an event requires a determination of the value of the Participant’s Aggregate Account, the value shall be computed as of the Valuation Date on the date of determination, subject to the provisions of Section 6.2.

6.4	Right to Change Procedures

The Trust Administrative Committee reserves the right to change from time to time the procedures used in valuing the Participant’s Aggregate Account or crediting (or debiting) these Accounts if it determines, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.

6.5	Statement of Accounts

As of the end of each calendar quarter Valuation Date (March 31, June 30, September 30, and December 31) each Participant shall be furnished with a statement setting forth the value of his Aggregate Account and the Vested portion of his Aggregate Account.

ARTICLE VII

DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1	Distribution Events

The events which will cause a distribution to be made from the Plan include the following:

a. Termination of Employment. A distribution will be triggered upon a Participant’s termination of employment for any reason for that portion of the Vested Aggregate Account attributable to Plan participation before January 1, 2005 and from January 1, 2005 through December 31, 2007.

b. The Later of Termination of Employment or Attainment of Age 62. A distribution will be triggered upon the later of a Participant’s (i) termination of employment, or (ii) attainment of age 62 for that portion of the Vested Aggregate Account attributable to Plan participation after December 31, 2007.

c. Total Disability. A distribution will be triggered if a Participant incurs a Total Disability for that portion of his Vested Aggregate Account attributable to Plan participation after December 31, 2007.

d. Change of Control. A distribution will be triggered of a Participant’s total Vested Aggregate Account if there is a Change of Control in total stock ownership of the Employer.

e. Unforeseen Emergency. A distribution will be triggered if a Participant experiences an Unforeseen Emergency that causes such Participant to request a distribution for any reason. The distribution will be for that part of the Vested Aggregate Account attributable to Plan participation after December 31, 2007.

Distributions that are because of an Unforeseen Emergency will be limited to the amount reasonably necessary to satisfy the emergency need (can include amounts necessary to satisfy the emergency need, which may include amounts necessary to pay any Federal, State, Local or foreign income taxes or penalties reasonably anticipated to result from the distribution).

Determination of amounts reasonably necessary to satisfy the emergency need must take into account any additional compensation that will be available since a Salary Deferral election must be cancelled when a payment due to an Unforeseen Emergency is made.

f. Death. Upon the death of a Participant, his/her designated beneficiary(ies) will receive a distribution of the total Aggregate Account or the remaining balance of his/her total Aggregate Account under the Plan in one lump sum as soon as administratively practical after the Participant’s death.

7.2	Distribution Forms for Executive Employees who were Plan Participants on or before January 1, 2011

a. Pre-January 1, 2005 Portion of the Aggregate Account

If applicable, for that portion of the Vested Aggregate Account attributable to Pre-January 1, 2005 Plan participation, the forms of distribution available include:

•	Lump sum or

•	Installment payments from 2 to 10 years. An election to receive installment payments shall be subject to the following:

i. An election to receive installment payments must be made on a date that is at least one year prior to when the Aggregate Account would otherwise be paid in a lump sum.

ii. The first installment shall be determined as of a Valuation Date immediately preceding the commencement date of the first payment. Each installment shall be calculated by making each payment a fraction of the remaining Aggregate Account, the numerator of which is (1) and the denominator (‘n”) of which is the remaining payments due.

iii. Until all installments have been paid, the balance of the Vested portion of the Participant’s Aggregate Account shall continue to be credited with earnings (and losses) in accordance with Section 6.2 of Article VI.

iv. In the event of the death of a Participant or Former Participant prior to the total Vested portion of his Participant’s Aggregate Account being distributed to him, the remainder shall be distributed to his Beneficiary as soon as practicable after his death in a lump sum.

Any Participant may change the elected form of distribution by filing such change with the designated representative of the Administrator; provided, however, any change to the elected distribution form will not be effective until one year following the date the completed and executed form is returned.

b. Post-January 1, 2005 Portion of the Aggregate Account

For that portion of the Vested Aggregate Account attributable to post-December 31, 2004 Plan participation, the forms of distribution available include:

•	Lump sum, or

•	Installment payments from 2 to 10 years. An election to receive installment payments shall be subject to the following:

i. An election to receive installment payments must be made on a date that is at least one year prior to when the Aggregate Account would otherwise be paid in a lump sum.

ii. The first installment shall be determined as of a Valuation Date immediately preceding the commencement date of the first payment. Each installment shall be calculated by making each payment a fraction of the remaining Aggregate Account, the numerator of which is (1) and the denominator (‘n”) of which is the remaining payments due.

iii. Until all installments have been paid, the balance of the Vested portion of the Participant’s Aggregate Account shall continue to be credited with earnings (and losses) in accordance with Section 6.2 of Article VI.

iv. In the event of the death of a Participant or Former Participant prior to the total Vested portion of his Participant’s Aggregate Account being distributed to him, the remainder shall be distributed to his Beneficiary as soon as practicable after his death in a lump sum.

Any change to the elected form of distribution through December 31, 2008 will be subject to the following rules:

v. The change will not be effective until one year following the date the completed and executed form is returned to the designated representative of the Administrator.

vi. The anti-acceleration rule under IRC Section 409A will not apply. For example, the elected form of distribution can be changed from installment payments over a 4-year period to a lump sum payment.

vii. The 5-year deferral rule under IRC Section 409A will not apply. This means that any change to a Participant’s elected form of distribution will not have to be delayed for 5 years following the originally scheduled commencement date.

viii. The distribution will be delayed for 6 months following the Participant’s termination of employment.

Any change to the elected form of distribution form on or after January 1, 2009 will be subject to the following rules:

ix. The change will not be effective until one year following the date the completed and executed form is returned to the designated representation of the Administrator.

x. The change in the elected form of distribution is subject to the anti-acceleration rule of IRC Section 409A. For example, a Participant who elected installments over a 4-year period could not change to a lump sum payment or installments over a 2-year period.

xi. Payments under the revised elected form of distribution will be delayed for 5 years beyond the originally scheduled commencement date. For example, if Participant elected installment payments to be made over a 4-year period beginning on his 62nd birthday and wanted to change to installment payments to be made over a 10-year period, the 10-year installment payments would not begin until the Participant’s 67th birthday.

xii. The distribution will be delayed for 6 months following the Participant’s termination of employment.

7.2A	Distribution Form for Executive Employees who become Plan Participants on or after January 1, 2012

a. The distribution form for the vested Aggregate Account for all Executive Employees who become Plan Participants on or after January 1, 2012 shall be a lump sum.

7.3	Distribution Timing for Executive Employees who were Plan Participants on or before January 1, 2011

a. Pre-January 1, 2005 Participation

Any Participant who has a portion of his Vested Aggregate Account attributable to pre-January 1, 2005 participation will have that portion of such Vested Aggregate Account paid or begin to be paid as soon as administratively practical after termination of employment.

b. Post-December 31, 2004 Participation

If an Executive Employee becomes a Participant in the Plan on or after January 1, 2005, but before January 1, 2012, or has a portion of his Vested Aggregate Account attributable to post-December 31, 2004 participation and was a Participant before January 1, 2012, and the Participant is determined to be a Specified Employee on his date of termination of employment, the distribution will be postponed until 6 months after termination of employment pursuant to IRC Section 409A, unless the distribution is a result of an Unforeseen Emergency, in which case the distribution will be made as soon as practical following the Unforeseen Emergency.

7.3A	Distribution Timing for Executive Employees who become Plan Participants on or after January 1, 2012

a. If an Executive Employee becomes a Plan Participant on or after January 1, 2012, and the Participant is determined to be a Specified Employee on his date of termination of employment, the distribution will be postponed until 6 months after his termination of employment, unless the distribution is a result of an Unforeseen Emergency, in which case the distribution will be made as soon as practical following the Unforeseen Emergency.

7.4	Distribution Elections for Post-December 31, 2007 Salary Deferrals and FCFC Contributions for Executive Employees who were Plan Participants on or before January 1, 2011

Distribution elections for post-December 31, 2007 Salary Deferrals and FCFC Non-Elective Contributions will apply on a year-by-year basis. That is, a Participant’s distribution election for 2008 Salary Deferrals and Employer Non-Elective Contributions will apply for that year only, and a new separate election will apply for 2009 Salary Deferrals and FCFC Non-Elective Contributions and for each subsequent year thereafter.

7.5	Post-December 31, 2007 Installment Payments Considered Separate Payments

If a Participant elects installment payments for that portion of the Vested Aggregate Account attributable to post-December 31, 2007 participation, each installment payment will be considered a separate payment. As an example, assume a Participant elects for payment of the 2008 Plan Year Salary Deferrals, Employer Non-Elective Contributions and earnings to be made in a series of 5 equal annual installments, each of which is designated as a separate payment. The first installment is scheduled to be paid on January 1, 2010. On or before December 31, 2008, the Participant elects to receive the entire amount equal to the sum of all 5 of the installments in a lump sum payment. Receipt of the lump sum payment cannot occur until January 1, 2019, 5 years from January 1, 2014.

7.6	Making of Distribution

All distributions from this Plan, as provided herein, shall be made by the Trustee, from the Trust Fund, upon written authorization and direction by the Administrator to the Trustee, as long as the Employer shall not then be bankrupt or insolvent, as defined and provided in the Trust Agreement. If payments to the Participants, Former Participants and Beneficiaries shall then be suspended or terminated because of the bankruptcy or insolvency of the Employer, in accordance with the provisions of the Trust Agreement, distributions shall then be made by the Employer, subject to any necessary approvals of a bankruptcy court or other supervising court; provided, however, if the suspension of payment from the Trust Fund shall later be discontinued, distributions shall again be made from the Trust Fund, all as more fully provided in the Trust Agreement.

ARTICLE VIII

BENEFICIARIES; PARTICIPANT DATA

8.1	Beneficiary Designations

Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant’s lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant’s spouse, if then living, but otherwise to the Participant’s then living descendants, if any, per stirpes, but, if none, to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant’s personal representative, or if a dispute arises with respect to any such payment, then notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

8.2	Communications

Any communication, statement, or notice addressed to a Participant or to a Beneficiary at his last post office address as shown on the Employer’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address.

ARTICLE IX

ADMINISTRATION

9.1	Powers and Responsibilities of Administrator

The Administrator shall administer, construe, and interpret this Plan and shall, subject to its provisions, certify and direct the Trustee as to the making of distributions hereunder. The Administrator shall have discretionary authority to exercise all powers and to make all determination, consist with the terms of the Plan, in all matters entrusted to it, and its determination shall be given deference and shall be final and binding on all interested parties. The Administrator shall constitute the named administrator within the meaning of Section 3(16)(A) of the Act (29 USC § 1002(16)(A)).

9.2	Plan Sponsor

The plan sponsor within the meaning of Section 3(15)(B) of the Act (29 USC § 1102(15)(B)) shall be the Employer.

9.3	Powers and Responsibilities of Committee

The Committee may permit additional Participants into the Plan from time to time and provide exceptions and waivers as to any provision thereof, provided no such exception or waiver shall reduce the benefit to which a Participant is otherwise entitled under any provision hereof. The Committee shall also have the power to amend and terminate the Plan to the extent provided by Article X hereof.

9.4	Claims Procedure

Any Participant, Former Participant or Beneficiary, or his duly authorized representative, may file with the Administrator a claim for a benefit under this Plan. Such a claim must be in writing, be on a form provided by the Administrator if the Administrator had previously issued such a form and made the same available to the Participant, Former Participant or Beneficiary, and must be delivered to ‘the Administrator, in person or by mail, postage prepaid. Within ninety (90) days after the receipt of such a claim, the Administrator shall send to the claimant, by mail, postage prepaid, a notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for the processing of the claim. In no event may the extension exceed ninety (90) days from the date of the initial period. If such an extension is necessary, the claimant will be given written notice to this effect prior to the expiration of the initial ninety (90) day period. The Administrator shall have full discretion to grant or deny a claim in whole or in part in accordance with the terms of this Plan. If notice of the denial of a claim is not furnished in accordance with this Section 9.4, the claim shall be deemed denied and the claimant shall be permitted to exercise his right of review as hereinafter provided.

The Administrator shall provide to every claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant the following information, viz.:

a. The specific reason or reasons for the denial.

b. Specific references to the pertinent Plan provisions on which the denial is based, together with a copy of such Plan provisions.

c. A description of any additional material or information necessary of the claimant to perfect the claim and an explanation of why such material or information is necessary, and

d. An explanation of the Plan’s claim review procedure.

Within sixty (60) days after the receipt by a claimant of written notification of the denial (in whole or in part) of a claim by the Administrator, the claimant or his duly authorized representative, upon written application to the Administrator, delivered in person or by certified mail, postage prepaid, may review pertinent documents and submit to the Administrator, in writing, his notice of appeal from the initial decision, together with a detailed statement of the basis and arguments upon which such appeal is based, including such statements of fact and conclusions of law, together with the justification therefor, as claimant or his authorized representative believe supports his appeal from the initial decision of the Administrator.

Upon the Administrator’s receipt of a notice of a request for review, the Administrator shall make a prompt decision on the review and shall communicate the decision on review to the claimant or his authorized representative. The decision on review shall be written in a manner calculated to be understood by the claimant and shall (unless the decision shall fully reverse the denial of the claim and completely accept the claim of the claimant) include specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based. The decision on review shall be made not later than sixty (60) days after the Administrator’s receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than one-hundred-twenty (120) days after receipt of the request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Administrator prior to the expiration of the initial sixty (60) day period. If notice of the decision on review is not furnished in accordance with this Section 8.4, the claim shall be deemed denied on review.

ARTICLE X

TRUST FUND

10.1	Establishment of Trust

In order to assist the Employer in meeting its obligations hereunder and provide a more certain and regular procedure for receipt of benefits by the Participants, Former Participants and Beneficiaries, the Employer has entered into a Trust Agreement with the Trustee for the holding of the Trust Fund in trust in accordance with all of the provisions thereof contained. Such trust shall continue to be a grantor trust within the meaning of Section 671 of the Code and an accumulation trust within the meaning of Subpart C of Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code.

10.2	Right of Assignment and Transfer of Interest

No amounts payable hereunder may be assigned, pledged, mortgaged, hypothecated, sold or transferred nor may any such amounts be subject to lien, levy, distraint or other legal process or attachment. All right to benefits hereunder shall be personal to the Participant, Former Participant or Beneficiary and no such person shall have a right to the assets held in the Trust Fund, or any portion thereof, prior to the Administrator directing the Trustee to make payment therefrom in a particular instance.

10.3	Unfunded Nature of Plan

Since the rights of the Participants, Former Participants and Beneficiaries are not absolute but are defeasible in the event of the bankruptcy or insolvency of the Employer, as provided by the Trust Agreement, this Plan shall, notwithstanding the existence of the Trust Fund, be deemed unfunded for the purpose of Title I of the Act, in accordance with Department of Labor Regulations.

ARTICLE XI

AMENDMENT AND TERMINATION

11.1	Amendment

This Plan may be amended at any time and from time to time by the Committee; provided, however, no such amendment shall reduce the benefit hereunder accrued by any Participant, Former Participant or Beneficiary prior to the later of (a) the date that such amendment is to be effective or (b) the date that such amendment is so adopted by the Committee. The Committee may authorize and direct any officer of the Employer to take such action, and execute such documents as are necessary or appropriate to evidence the adoption of any amendment hereto.

11.2	Termination of Plan

The Committee may cause and authorize this Plan to be terminated at any time; provided however, no such termination shall defease any right of a Participant, Former Participant or Beneficiary to any benefit accrued prior to the date of such termination (whether such benefit shall otherwise be Vested or not under the terms of the Plan). The Committee may authorize and direct any officer of the Employer to take such action, and execute such documents, as are necessary or appropriate to effectuate any such decision of the Committee.

ARTICLE XII

MISCELLANEOUS

12.1	Limitation of Rights

Nothing contained in this Plan shall be construed to limit in any way the right of the Employer (or, if applicable, the subsidiary or affiliate employing the Employee) to terminate an Employee’s or Participant’s employment at any time or in. any way to constitute an agreement or understanding, express or implied, that the Employer (or, if applicable, the subsidiary or affiliate employing the Employee) will continue to employ Employee, or will employ, or continue to employ, the Employee in any particular position or under any particular circumstances.

12.2	Headings

The headings and subheading contained herein are for convenience of reference only and are to be ignored in any construction thereof.

12.3	Gender and Number

Whenever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural.

12.4	Governing Law

This Plan shall be construed in accordance with, and governed by, the laws of the Commonwealth of Pennsylvania, to the extent such laws are not preempted by the laws of the Untied States of America.

IN WITNESS WHEREOF, the undersigned officers, being duly authorized, have caused this amended and restated Plan to be duly executed by, and on behalf of, FIRST COMMONWEALTH FINANCIAL CORPORATION, a corporation organized and existing pursuant to the laws of the Commonwealth of Pennsylvania, this 7th day of December, 2011, but to be effective as and from the first day of January 1, 2012.

(SEAL)	FIRST COMMONWEALTH FINANCIAL CORPORATION

Attest:

/s/ Matthew C. Tomb	By	/s/ John J. Dolan

Executive Vice President,	President and Chief
Secretary	Executive Officer